Exhibit 5

                     [Letterhead of Davis Polk & Wardwell]

                                                 July 30, 1997

Compaq Computer Corporation
20555 SH 249
Houston, TX 77070

Ladies and Gentlemen:

               We have acted as counsel to Compaq Computer Corporation ("Compaq") in connection with Compaq's Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration by Compaq of shares (the "Shares") of common stock, par value $.01 per share, of Compaq to be issued in connection with the merger of Compaq-Project Inc. ("Merger Subsidiary"), a wholly-owned subsidiary of Compaq, with and into Tandem Computers Incorporated ("Tandem") pursuant to the terms of the Agreement and Plan of Merger dated as of June 22, 1997, among Compaq, Tandem and Merger Subsidiary (the "Merger Agreement").

               We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates and other instruments, and have conducted such other investigations of fact and law, as we have deemed necessary or advisable for the purposes of this opinion.

               In rendering this opinion we have assumed that prior to the issuance of any of the Shares (i) the Registration Statement, as then amended, will have become effective under the Securities Act, (ii) the stockholders of Tandem will have approved and adopted the Merger Agreement and (iii) the transactions contemplated by the Merger Agreement are consummated.

               On the basis of the foregoing, we are of the opinion that the Shares have been duly authorized and the Shares, when issued and delivered in accordance with the terms and conditions of the Merger Agreement, will be validly issued, fully paid and non-assessable.

               We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware.

               We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In addition, we consent to the reference to us under the caption "Legal Matters" in the Proxy Statement/Prospectus constituting a part of the Registration Statement.

                                       Very truly yours,

                                       /s/ Davis Polk & Wardwell
                                       Davis Polk & Wardwell